EXHIBIT 8.1


                              SUBSIDIARIES OF EXFO




NAME                                                    JURISDICTION
----                                                    ------------
EXFO UK Limited                                         United Kingdom

EXFO Photonic Solutions Inc.                            Ontario, Canada

GEXFO Distribution Internationale Inc.                  Quebec, Canada

GAP Optique SA                                          Switzerland

EXFO Asia Pacific PTE Ltd.                              Singapore

Nortech Fibronic Inc.                                   Canada

EXFO Protocol Inc.                                      Canada

EXFO Europe SARL                                        France

EXFO International Services Management LLC              Hungary

EXFO USA Inc.                                           Delaware

EXFO America Inc.                                       Delaware

Burleigh Instruments, Inc.                              New York

Burleigh Instruments (UK) Ltd.                          United Kingdom

Burleigh Instruments GmbH                               Germany

Burleigh Automation Inc.                                Delaware